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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement             [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[ ] Definitive proxy statement

[X] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                    NUVEEN SELECT TAX-FREE INCOME PORTFOLIO
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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                                 * JUNE 2001 *

                                IMPORTANT NOTICE
                    TO NUVEEN SELECT PORTFOLIO SHAREHOLDERS

To date, we have not received your vote on the proposals to be presented at the August 1, 2001 shareholder meeting. The following is a re-print of the brief overview of the issues which was previously sent to you. It should be read in conjunction with your Fund's proxy statement which was mailed to you earlier. If you would like another copy of the proxy statement, please call us at (800) 621-7227 weekdays from 7:00 a.m. to 7:00 p.m. Central Time.

Your vote is important to your Fund. We encourage all shareholders to participate in the governance of their Fund and help to reduce Fund costs by eliminating further solicitations.

                          YOUR VOTE IS VERY IMPORTANT.

If you have not already done so, please fill out and return the enclosed proxy card in a timely fashion. Thank you for your support of the Nuveen family of Exchange-Traded Portfolios.
Q.   WHY AM I RECEIVING THIS PROXY STATEMENT?
A. Closed-end investment companies listed on the New York Stock Exchange such as your Fund are required to hold annual meetings to approve the election of Trustees and to ratify the selection of independent public accountants. In addition, such companies are required to obtain shareholder approval for certain changes to their organizational documents and changes to their investment policies. Your Fund is seeking shareholder approval on the following items:
- To elect seven (7) trustees to serve for each Fund until the next annual meeting.
- Ratification of the selection of Ernst & Young LLP as independent public accountants for each Fund.
- For each Fund, an amendment to the Declaration of Trust.
- For the Insured Funds, an amendment to a fundamental investment policy.
Please refer to the proxy statement for a detailed explanation of the proposed items.
Q.   HOW WILL THE PROPOSALS AFFECT ME AS A FUND SHAREHOLDER?
A. The investment manager for your Funds is seeking to maintain competitive dividend rates. If the amendments to the Declarations of Trust are approved, the Funds' investment manager will have greater ability to invest in higher yielding, longer-term investment grade municipal obligations. The amendments will accomplish this by eliminating the 2017 termination date for each Fund and permit it to operate indefinitely.
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     In addition, the adviser wants to amend a fundamental policy concerning insurance for the California and New York Insured Funds. By allowing the adviser to invest in uninsured investment grade quality bonds as well as insured bonds, the adviser expects this will improve the Funds' potential to achieve a higher yield while retaining strong overall credit quality. Changes to the investment policy regarding insurance may be viewed as increasing the risk profile of the Fund because the Fund's assets will be invested in lower rated, uninsured bonds.
Q.   HOW DO THE TRUSTEES OF MY FUND SUGGEST THAT I VOTE?
A. After careful consideration, the trustees of your Fund unanimously recommend that you vote "FOR" each of the items proposed.
Q.   WILL MY VOTE MAKE A DIFFERENCE?
A. Your vote is needed to ensure that the proposals can be acted upon. Additionally, your immediate response to these items will help save on the costs of any further solicitations for a shareholder vote. We encourage all shareholders to participate in the governance of their Fund.
Q.   WHO DO I CALL IF I HAVE QUESTIONS?
A. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call your financial advisor or Nuveen at
(800) 257-8787 weekdays from 7:00 a.m. to 7:00 p.m. Central time.
Q.   HOW DO I VOTE MY SHARES?
A. You can vote your shares by completing and signing the enclosed proxy card, and mailing them in the enclosed postage-paid envelope. In addition, you may vote by telephone by calling the toll free number on the proxy card or by computer over the Internet (www.proxyvote.com) and using the control number on the proxy card.
Q.   WILL ANYONE CONTACT ME?
A. You may receive a call to verify that you received your proxy materials and to answer any questions you may have about the proposals.